                             AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 31, 1998, among The Kroll-O'Gara Company ("TKOG"), an Ohio corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), TKOG Delaware, Inc. ("BUYER"), a Delaware corporation all of whose capital stock is owned directly by TKOG, and Securify Inc. (the "COMPANY"), a California corporation.

            WHEREAS, the Boards of Directors of Buyer and the Company, deeming it advisable and for the respective benefit of Buyer and the Company, and their shareholders, have approved the merger of Buyer with and into the Company on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

            WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's shareholders that the Merger and this Agreement be approved; and

            WHEREAS, TKOG, Buyer and the Company desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     DEFINITIONS

       For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

       "AGREEMENT OF MERGER"--as defined in Section 2.2.

       "BUYER"--as defined in the first paragraph of this Agreement.

       "CLOSING"--as defined in Section 2.1.

       "CLOSING DATE"--the date and time as of which the Closing actually takes place.

       "CODE"--the Internal Revenue Code of 1986, as amended, and any successor law.

       "COMMISSION"--the United States Securities and Exchange Commission.

       "COMMON STOCK EXCHANGE RATIO"--as defined in Section 2.7(c).

       "COMPANY"--as defined in the first paragraph of this Agreement.

       "COMPANY CAPITAL STOCK"--the Company Common Stock and Company Preferred Stock.

       "COMPANY COMMON STOCK"--the common stock, no par value per share, of the Company.

       "COMPANY PREFERRED STOCK"--the Series A Preferred Stock and the Series B Preferred Stock.

       "COMPANY SHAREHOLDERS"-- the holders of the Company Common Stock and the Company Preferred Stock.

       "CONTRACT"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

       "DISCLOSURE SCHEDULE"--the disclosure schedule delivered by Sellers to TKOG and Buyer concurrently with the execution and delivery of this Agreement.

       "DISSENTING SHAREHOLDERS"--as defined in Section 2.7(d).

       "EFFECTIVE TIME"--as defined in Section 2.2.

       "EMPLOYMENT AGREEMENTS"--as defined in Section 6.11.

       "ENCUMBRANCE"--any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

       "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

       "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health, and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section
9601 ET SEQ., as amended ("CERCLA").

       "ENVIRONMENTAL LAW"--any and all federal, state, local, provincial, and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees and agreements with any Governmental Authority of or relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act,
42 U.S.C Section 6901 ET SEQ.; the Clean Air Act, 42 U.S.C Section 7401 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C Section 651 ET SEQ.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

       "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

       "ESCROW AMOUNT"--that number of shares of TKOG Common Stock issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Capital Stock issued and outstanding as of the Effective Time MULTIPLIED BY 0.10. The Escrow Amount shall consist only of shares of TKOG Common Stock which are fully vested and not subject to any contractual repurchase or similar right, except that to the extent any stockholder of the Company does not have sufficient vested shares of TKOG Common Stock to fund fully such stockholder's share of the Escrow Amount, any such shortfall may be satisfied with unvested shares of TKOG Common Stock.

       "ESCROW AGENT"--as defined in Section 2.8(i).

       "ESCROW AGREEMENT"--as defined in Section 2.8(i).

       "ESCROW FUND"--as defined in Section 2.8(i).

       "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law.

       "EXCHANGE RATIO"--with respect to the Series A Preferred Stock, the Series A Exchange Ratio; with respect to the Series B Preferred Stock, the Series B Exchange Ratio; and with respect to the Company Common Stock, the Common Stock Exchange Ratio.

       "FACILITIES"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

       "FINANCIAL STATEMENTS"--as defined in Section 4.5.

       "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the financial statements of the Company referred to in Section 4.5 were prepared.

       "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

       "GOVERNMENTAL PERMIT"--any license, franchise, permit or other authorization of any Governmental Authority.

       "HAZARDOUS ACTIVITY"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under or about the Facilities or any part thereof or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or the Company.

       "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

       "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 4.21.

       "MATERIAL ADVERSE EFFECT"--as defined in Section 4.7.

       "MERGER"--as defined in Section 2.1(a).

       "NEW CERTIFICATES"--as defined in Section 2.8(a)(i).

       "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

       "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

       "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

       "PROCEEDING"--as defined in Section 4.13.

       "REGISTRATION RIGHTS AGREEMENT"--as defined in Section 7.4.

       "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law.

       "SERIES A PREFERRED STOCK"--as defined in Section 2.7(a).

       "SERIES A EXCHANGE RATIO"--as defined in Section 2.7(a).

       "SERIES B PREFERRED STOCK"--as defined in Section 2.7(b).

       "SERIES B EXCHANGE RATIO"--as defined in Section 2.7(b).

       "SUBSIDIARY"--any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by the Company or TKOG, as the case may be.

       "SURVIVING CORPORATION"--as defined in Section 2.1(a).

       "TKOG"--as defined in the first paragraph of this Agreement.

       "TKOG COMMON STOCK"--the Common Stock, $0.01 par value per share, of
TKOG.

       "TKOG SEC REPORTS"--as defined in Section 5.4.

       "TKOG SHARES"--the shares of TKOG Common Stock to be issued to the Company Shareholders in connection with the Merger.

       "TRANSACTION DOCUMENTS"--means the Employment Agreements, the Registration Rights Agreement and the Escrow Agreement.

       "TRADING DAY"--means any day on which the Nasdaq National Market is open for business.


2      THE MERGER; CLOSING

2.1    THE MERGER

       (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Buyer shall be merged with and into the Company at the Effective Time (the "MERGER"). Following the Merger, the separate corporate existence of

Buyer shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "SECURIFY INC."

       (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "CLOSING"), unless another date, time or place is agreed to in writing by the Company, Buyer and TKOG.

2.2    EFFECTIVE TIME

       As soon as practicable following the Closing, the Company, Buyer and TKOG shall (i) file an agreement of merger (the "AGREEMENT OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the CGCL and the DGCL, and (ii) make all other filings or recordings required under the CGCL and the DGCL. The Merger shall become effective at such time as the Agreement of Merger, having previously been filed with the Secretary of State of the State of Delaware, is duly filed with the Secretary of State of the State of California or at such subsequent time as the Company and TKOG shall agree and shall be specified in the Agreement of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

2.3    EFFECTS OF THE MERGER

       At and after the Effective Time, the Merger will have the effects set forth in the CGCL and the DGCL.

2.4    ARTICLES OF INCORPORATION

       At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in accordance with the CGCL such that the articles of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of the Company as in effect at the Effective Time, unless and until thereafter changed or amended as provided therein or by applicable law.

2.5    BY-LAWS

       The by-laws of Buyer as in effect at the Effective Time shall be the by-laws of the Surviving Corporation unless and until thereafter changed or amended as provided therein or by applicable law.

2.6    OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

       The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Buyer as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal from office or their otherwise ceasing to be directors or until their respective successors are duly elected and qualified.

2.7    CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY
       At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

       (a) SERIES A PREFERRED STOCK. Subject to the provisions of Sections 2.7(d), 2.8 and 2.9, each share of the Company's Series A Preferred Stock, (the "SERIES A PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time and not theretofore converted into Company Common Stock shall be converted into the right to receive .110793 shares of TKOG Common Stock (the "Series A Exchange Ratio"), up to any aggregate of 227,125 shares of TKOG Common Stock in respect of all outstanding shares of Series A Preferred Stock.

       (b) SERIES B PREFERRED STOCK. Subject to the provisions of Sections 2.7(d), 2.8 and 2.9, each share of the Company's Series B Preferred Stock, (the "SERIES B PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time and not theretofore converted into Company Common Stock shall be converted into the right to receive .118273 shares of TKOG Common Stock (the "Series B Exchange Ratio"), up to an aggregate of 714,403 shares of TKOG Common Stock in respect of all outstanding shares of Series B Preferred Stock.

       (c) COMPANY COMMON STOCK. Subject to the provisions of Sections 2.7(d), 2.8 and 2.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .0955252 shares of TKOG Common Stock (the "Common Stock Exchange Ratio"), up to an aggregate of 489,408 shares of TKOG Common Stock in respect of all outstanding shares of Company Common Stock.

       (d) DISSENTERS. Shares of Company Preferred Stock and shares of Company Common Stock owned by a holder who (i) shall not have voted in favor of the Merger, and (ii) shall have delivered to the Company a written notice of his intent to demand payment for his shares if the Merger is effectuated in the manner provided in Section 1300 ET SEQ. of the CGCL (collectively, the "DISSENTING SHAREHOLDERS"), shall not be converted as provided above, but shall be entitled to receive such consideration as shall be provided in such sections of the CGCL, except that shares of any Dissenting Shareholder who shall thereafter not perfect such holder's right to appraisal as provided in such sections of the CGCL shall thereupon be deemed to have been converted, as of the Effective Time, into TKOG Common Stock, as provided in Section 2.7(a),
       (b) or (c), as the case may be. The Company shall notify TKOG and Buyer in writing of the details of the Dissenting Shareholders and the number of shares of Company Preferred Stock or shares of Company Common Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of TKOG.

       (e) UNISSUED SHARES. Each authorized but unissued share of Company Preferred Stock and Company Common Stock shall cease to exist.

       (f) STOCK OPTIONS. All options to purchase Company Common Stock then outstanding under the Company's 1998 Stock Plan and 1998 Stock Option Plan (the "OPTION PLANS"), or otherwise, shall be assumed by TKOG in accordance with provisions described below.

                 (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plans or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by TKOG. Each Company Option so assumed by TKOG under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of TKOG Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole number of shares of TKOG Common Stock (up to an aggregate of 179,877 shares of TKOG Common Stock in respect of all outstanding Company Options), and (B) the per share exercise price for the shares of TKOG Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio rounded up to the nearest whole cent.

                 (ii) It is the intention of the parties that the Company Options assumed by TKOG qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                 (iii) Promptly following the Effective Time, TKOG will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by TKOG.

       (g) BUYER'S COMMON STOCK. Each share of Buyer's Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, no par value, of the Surviving Corporation.

2.8    SURRENDER OF CERTIFICATES, ESCROW, ETC.

       (a) EXCHANGE AGENT. TKOG or the transfer agent for the TKOG Common Stock, or a bank or trust company designated by TKOG prior to the Effective Time and reasonably acceptable to the Company, shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

       (b) TKOG TO PROVIDE COMMON STOCK. Promptly after the Effective Time, TKOG shall make available to the Exchange Agent for exchange in accordance with this Section 2, the aggregate number of shares of TKOG Common Stock issuable pursuant to Section 2.7 in exchange for outstanding shares of Company Capital Stock, up to an aggregate of 1,430,936 shares of TKOG Common Stock in respect of all outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, TKOG shall deposit into an escrow account pursuant to Section 2.8(i) below a number of shares of TKOG Common Stock equal to the Escrow Amount out of the aggregate number of shares of TKOG Common Stock otherwise issuable pursuant to Section 2.7. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of TKOG Common Stock which such holder would otherwise be entitled to receive under Section 2.7 by virtue of ownership of outstanding shares of Company Capital Stock as more fully specified in Section 2.8(i) below.

       (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of TKOG Common Stock pursuant to Section 2.7 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TKOG may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TKOG Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TKOG, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of TKOG Common Stock (less the number of shares of TKOG Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 2.8(i) below) on such holder's behalf pursuant to Section 2.8(i) hereof), plus cash in lieu of fractional shares in accordance with Section 2.9, to which such holder is entitled pursuant to Section 2.7 and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 11 hereof, TKOG shall cause to be distributed to the Escrow Agent a certificate or certificates representing that number of shares of TKOG Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate TKOG as provided in Section 11. Until so surrendered, each outstanding Certificate that, prior o the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of TKOG Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.9.

       (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to TKOG Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of TKOG Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TKOG Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of TKOG Common Stock.

       (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of TKOG Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to TKOG or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of TKOG Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of TKOG or any agent designated by it that such tax has been paid or is not payable.

       (f)  NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of TKOG Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (g) NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of TKOG Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

       (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing Certificates in respect of the shares evidenced thereby, such affidavits and indemnities as it may reasonably require with respect to such loss, theft or destruction.

       (i) ESCROW. In lieu of delivering to such holders Certificates for the full number of shares of TKOG Common Stock provided for in Sections 2.7(a), (b), and (c), TKOG shall deliver (A) to each such holder one or more Certificates, registered in the name of such holder, for a number of shares of TKOG Common Stock equal to 90% of the total number of shares of TKOG Common Stock otherwise to be delivered to such holder pursuant to this Section 2.8; and (B) to Star Bank, N.A. as escrow agent (the "ESCROW AGENT") for deposit into the escrow fund (the "ESCROW FUND") provided for in the escrow agreement in the form attached as
Exhibit 2.8 hereto (the "ESCROW AGREEMENT"), to secure the indemnity obligations under Section 11.2, one or more Certificates, registered in the name of the Escrow Agent, a number of shares of TKOG Common Stock equal to 10% of the total number of shares of TKOG Common Stock otherwise to be delivered pursuant to this
Section 2.8 (with any fraction of a share being rounded down to the nearest whole share), all of which will be held as part of the Escrow Fund and disposed of by the Escrow Agent in accordance with the provisions of the Escrow Agreement. The Escrow Agreement is incorporated herein by reference and shall be considered part of this Agreement. By voting for or failing to dissent from the approval of this Agreement, each Company Shareholder automatically and without any further act or deed irrevocably agrees that:

                 (A) such Company Shareholder accepts and shall be bound by the terms and provisions of the Escrow Agreement; and

                 (B) Magdalena Yesil is appointed Shareholder Representative (the "SHAREHOLDER REPRESENTATIVE") for purposes of the Escrow Agreement with all rights, powers and authority provided for in the Escrow Agreement and that any action taken by the Shareholder Representative pursuant to the Escrow Agreement shall be conclusive, valid, binding and enforceable with respect to each such Company Shareholder.

2.9    NO FRACTIONAL SHARES

       Neither certificates nor scrip for fractional shares of TKOG Common
Stock shall be issued in connection with the Merger, but in lieu thereof each holder of shares of Company Common Stock or Company Preferred Stock otherwise entitled to a fraction of a share of TKOG Common Stock pursuant to the provisions of Section 2.7 shall be paid in cash an amount equal to such fraction multiplied by the average closing price of a share of TKOG Common Stock for the five (5) consecutive Trading Days ending on the Trading Day that is four (4) Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock splits or combinations after the date hereof and prior to the Effective Time). No such holder shall be entitled to dividends or interest on or, except for the cash payment referred to in the preceding sentence, other rights in respect of any such fractional interest. If more than one Old Certificate shall be surrendered for the account of the same Company Shareholder, the number of full shares of TKOG Common Stock for which Old Certificates shall be exchanged pursuant to
Section 2.8 shall be computed on the basis of the aggregate number of shares of Company Common Stock or Company Preferred Stock represented by the Old Certificates.

2.10   STOCK TRANSFER BOOKS

       At the close of business on the day prior to the Effective Time of the Merger, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock or Company Preferred Stock shall thereafter be made on such stock transfer books.

2.11   TAX-FREE REORGANIZATION

       The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Code.


3.     [Intentionally Omitted]


4      REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

       The Company hereby represents and warrants to TKOG and Buyer as follows.

4.1    ORGANIZATION AND GOOD STANDING

       (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company is authorized to do business and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company. The Company does not have, and has never had, any Subsidiaries.

       (b) The Company has delivered to Buyer correct and complete copies of the Organizational Documents of the Company.

4.2    AUTHORITY; NO CONFLICT

       (a) The Company has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the Merger and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the authorization and approval, execution and delivery by the Company of the Transaction Documents to which it is a party, such Transaction Documents will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

       (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

            (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the shareholders of the Company,
(C) any legal requirement or any order to which the Company or any of the assets owned or used by the Company may be subject, or (D) any Governmental Permit, which is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

            (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party under any Contract to which the Company is a party or to which its assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which the Company or its assets is subject; or

            (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company;

except, with respect to clauses (i) C and (D), (ii) or (iii) of this Section 4.2, where any such breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect on the Company or would not adversely affect the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement.

4.3    CAPITALIZATION

       The authorized equity securities of the Company consist of 20,000,000 shares of common stock, no par value per share, of which 5,123,338 shares are issued and outstanding, and 2,050,000 shares of Series A Preferred Stock, no par value per share, of which 2,050,000 shares are issued and outstanding and 6,240,268 shares of Series B Preferred Stock, no par value per share, of which 6,040,268 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all options, including as to each holder thereof, the number of shares of Company Common Stock and/or Preferred Stock subject thereto and the exercisability, exercise price and termination date thereof. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the transfer, voting or registration of the capital stock of the Company. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other legal requirement. The Company does not own or has any Contract to acquire, any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights with respect to any security of the Company.

4.4    BOOKS AND RECORDS

       Except as disclosed in Section 4.4 of the Disclosure Schedule, the books of account and other records of the Company, all of which have been made available to Buyer, are true, complete and correct. Except as disclosed in
Section 4.4 of the Disclosure Schedule, the minute books of the Company contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company. The stock books of the Company are true, accurate and complete. At the Closing, all of such books and records will be in the possession of the Company.

4.5    FINANCIAL STATEMENTS

       (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean the unaudited balance sheet of the Company as of November 30, 1998, and the related income statements for the ten months then ended. The Company has delivered to TKOG true and complete copies of the Financial Statements.

       (b) The Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present in all material respects the financial position of the Company as of the date of the balance sheet included in the Financial Statements and the results of its operations for the period indicated; provided, however, the Financial Statements
(x) are subject to normal year-end adjustments and (y) do not include footnotes.

4.6    NO UNDISCLOSED LIABILITIES

       Except as set forth in Section 4.6 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, which will not, individually or in the aggregate, have a Material Adverse Effect as defined below on the Company.

4.7    NO MATERIAL ADVERSE CHANGE

       Since November 30, 1998, there has not been any material adverse change in the business, operations, properties, assets, prospects reflected in the Company's projections for 1999 and 2000, liabilities, results of operations or financial condition (a "MATERIAL ADVERSE EFFECT") of the Company and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company.

4.8    TAXES

       (a) "TAXES" shall mean all taxes, charges, fees, liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "TAX AUTHORITY"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

       (b) (i) The Company has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax returns, reports and forms ("RETURNS") required to be filed by them; (ii) the information on such Returns is complete and accurate in all material respects; (iii) the Company has paid in full on a timely basis all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no liens for Taxes upon the assets of the Company other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other governmental authority with respect to the Company, and there are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company.

       (c) There are no outstanding agreements or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes and the Company has not requested any extension of time within which to file any Return, which has not yet been filed.

       (d) (i) The Company has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to the Company for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (iv) all material elections with respect to Taxes made by the Company as of the date hereof are set forth in
Section 4.8 of the Disclosure Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company and any Tax Authority, or between the Seller and any Tax Authority, if such ruling would affect the Company; (vi) the Company has never been a member of an affiliated group within the meaning of section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person; (vii) the Company is not liable for Taxes of any other Person, and the Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (viii) the Company is not, nor has been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code), during the applicable period specified in section 897(c)(1)(A)(ii) of the Code; (ix) the Company is not a "collapsible corporation" under section 341 of the Code; (x) the Company is not a personal holding company within the meaning of section 542 of the Code; (xi) the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for Tax purposes; (xii) the Company has not agreed to nor is required, as a result of a change in method of accounting or otherwise, to include any adjustment under section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income;
(xiii) the Company is not a party to any agreement, contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code;
and (xiv) Section 4.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company, and no written claim has ever been made by any Tax authority in any other jurisdiction that the Company is subject to taxation in such jurisdiction.

4.9    ACCOUNTS RECEIVABLE

       All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of the Company, all of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Accounts Receivable, the failure of which to be collected will not have a Material Adverse Effect on the Company.

4.10   TITLE TO PROPERTIES; ENCUMBRANCES

       Section 4.10 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by the Company. The Company does not own, and has not owned, any real property. The Company has delivered or made available to Buyer true, correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property. Except as set forth in Section 4.10 of the Disclosure Schedule, the Company has good title to all of the properties and assets, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other tangible assets, real or personal, which are used in the operation of its business. Except as set forth in Section 4.10 of the Disclosure Schedule, all material properties and assets owned, leased or used by the Company are free and clear of all Encumbrances, except for (a) liens for current taxes not yet due, (b) workman's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the property or asset subject thereto, or impairs the operations of the Company, (c) Encumbrances disclosed in the Financial Statements, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

4.11   CONDITION AND SUFFICIENCY OF ASSETS

       The Facilities and other property and assets owned or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

4.12   COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

       (a) Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is in compliance in all material respects with all laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the properties or assets owned or used by the Company and the business or operations of the Company, including, without limitation, federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) securities laws, rules and regulations; (iv) the Fair Credit Reporting Act and similar state and local laws; and (v) any federal, state or local law regarding or relating to trespass or violations of privacy rights.
The Company has not been charged with violating, nor to the knowledge of the Company, threatened with a charge of violating, nor, to the knowledge of the Company, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, order or administrative ruling, license or regulation relating to any of their respective properties or assets or any aspect of their respective businesses.

       (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or that otherwise relates to the business of, or to any of the properties or assets owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure Schedule is valid and in full force and effect.

4.13   LEGAL PROCEEDINGS

       Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("PROCEEDING"):

            (i) that has been commenced by or against the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; or

            (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

       To the knowledge of the Company, no such Proceeding has been threatened. The Company has made available to Buyer true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section
4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company.

4.14   ABSENCE OF CERTAIN CHANGES AND EVENTS

       Except as set forth in Section 4.14 of the Disclosure Schedule, since November 30, 1998, the Company has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

       (a) declaration or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

       (b) issuance or sale or authorization for issuance or sale, or grant of any options with respect to, any shares of its capital stock or any other type of its securities, or any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

       (c) mortgage, pledge or grant any security interest in any of its assets;

       (d) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

       (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

       (f) damage to or destruction or loss of any customer, asset or property, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Company;

       (g) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

       (h) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any property or asset or mortgage, pledge, or imposition of any Encumbrance on any material property or asset;

       (i) cancellation, compromise or waiver of any claim or right with a value to the Company in excess of $50,000;

       (j) incurrence or assumption of any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person in an aggregate amount in excess of $50,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

       (k) discharge or satisfaction of any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

       (l) payment of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

       (m) any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of or any ownership interest in any other business enterprise;
       (n) any capital expenditure or capital addition or betterment in amounts which exceed $50,000 in the aggregate;

       (o) institution or settlement of any Proceeding before any court or governmental body relating to it or its property;

       (p) except in the ordinary course of business consistent with past practice, commitment to provide services for an indefinite period or a period of more than six (6) months;

       (q) change in the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements except as required by GAAP; or

       (r) agreement, whether oral or written, by the Company to do any of the foregoing.

4.15   CONTRACTS; NO DEFAULTS

       (a) Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Buyer true, correct and complete copies, of:

            (i) each Contract involving payments of at least $50,000 that involves performance of services or delivery of goods or materials by the Company;

            (ii) each Contract involving payments of at least $50,000 that involves performance of services or delivery of goods or materials to the Company;

            (iii) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property;

            (iv) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any intellectual property;

            (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

            (vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make a capital contribution;

            (vii) each Contract to which the Company is a party containing covenants that in any way purport to restrict the business activity of the Company or any of the key employees of the Company (collectively, the "KEY EMPLOYEES") or limit the freedom of the Company or any of the Key Employees to engage in any line of business or to compete with any Person or hire any Person;

            (viii) each employment or consulting agreement between the Company and its employees and consultants;

            (ix) each agreement between the Company and an officer or director of the Company, to the Company's knowledge, any affiliate of any of the foregoing;

            (x) each power of attorney granted by the Company that is currently effective and outstanding;

            (xi) each Contract for capital expenditures by the Company in excess of $50,000;

            (xii) each agreement of the Company under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

            (xiii) each agreement of the Company containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

            (xiv) each stock purchase, merger or other agreement pursuant to which the Company acquired any material amount of assets, and all relevant documents and agreements delivered in connection therewith;

            (xv) each agreement to which the Company is a party containing a change of control provision;

            (xvi) each other agreement to which the Company is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than ninety (90) days' notice by the Company without penalty) or requiring payments by the Company of more than $50,000 per year; and

            (xvii) each standard form of agreement pursuant to which the Company provides services to customers.

       (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto in accordance with its terms.

       (c) Except as set forth in Section 4.15(c) of the Disclosure Schedule:

            (i) the Company is in full compliance with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, except for such noncompliance that would not have a Material Adverse Effect on the Company;

            (ii) to the knowledge of the Company, each other person that has or had any obligation or liability under any Contract under which the Company has any rights is in full compliance with all applicable terms and requirements of such Contract; and

            (iii) no event has occurred and, to the knowledge of the Company, no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract, which violation or breach would have a Material Adverse Effect on the Company.

4.16   INSURANCE

       Section 4.16 of the Disclosure Schedule sets forth and describes all the insurance policies of the Company, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on
Section 4.16 of the Disclosure Schedule. There has been no material default in the payment of premiums on any of such policies, and there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies shall continue in full force and effect up to the expiration dates shown in Section
4.16 of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section 4.16 have been previously furnished to Buyer.

4.17   ENVIRONMENTAL MATTERS

       Except as set forth in Section 4.17 of the Disclosure Schedule:

       (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law except for such noncompliance or violation that will not have a Material Adverse Effect on the Company. The Company has obtained and is in compliance with all permits required under Environmental Laws. The Company has not received any actual or threatened order, notice or other communication from (i) any Governmental Authority or third party, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has had an interest or the operation of their respective businesses, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, transported, used or processed by the Company.

       (b) There are no pending or, to the knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which the Company has or had an interest.

       (c) The Company has no knowledge of any basis to expect, nor it received, any inquiry, notice, order or other communication that relates to Hazardous Activity, Hazardous Materials, or any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, transported, used, or processed by the Company have been transported, treated, stored, handled or disposed.

       (d) The Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) has or had an interest that could reasonably be expected to have a Material Adverse Effect on the Company.

       (e) There are no Hazardous Materials present on, in, under or migrating to or from the Environment at the Facilities, to the knowledge of the Company. The Company has not permitted or conducted, and is not aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which the Company has or had an interest except in compliance in all material respects with all applicable Environmental Laws.

       (f) To the knowledge of the Company, there has been no release, or, threat of release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, transported, produced, used, disposed, or processed from or by the Facilities, or from or by any other properties and assets in which the Company has or had an interest whether by the Company, or any other Person.

       (g) The Company has delivered to Buyer true, correct and complete copies and results of any and all reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.

4.18   EMPLOYEES

       (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; and current compensation.

       (b) No officer or Key Employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or Key Employee and any other Person that materially and adversely affects (i) the performance of his duties as an officer or employee of the Company, or (ii) the ability of the Company to conduct its business. To the knowledge of the Company, no officer or other Key Employee of the Company intends to terminate his or her employment with the Company.

       (c) No Key Employee of the Company is bound by any agreement with any other Person that is violated or breached by such employee performing the services he is performing for the Company.

4.19   EMPLOYEE BENEFITS

       (a) Except as listed on Section 4.19 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

       The Company has delivered to TKOG or its counsel prior to the date hereto true and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

       (b) Neither the Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

       (c) To the knowledge of the Company, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject TKOG, Buyer or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

       (d) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of the Company, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. To the knowledge of the Company, each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company shall have made all contributions required to be made by them up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to TKOG by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

       (e) The Company has not received or is aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and the Company has no knowledge of any facts that could give rise to any such Proceeding. To the knowledge of the Company, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

       (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provided for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

       (g) Neither the Company nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

       (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

       (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

       (j) Except as required by law, the Company has not proposed or agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

       (k) Except as provided in Section 4.19 of the Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with the Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for the Company.

       Except as set forth in Section 4.19 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

4.20   LABOR RELATIONS

       Except as set forth in Section 4.20 of the Disclosure Schedule:

       (a) To the knowledge of the Company, no employee is considering terminating his or her employment with the Company or has expressed dissatisfaction with his or her employment.

       (b) To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not adversely affect its relations with its employees.

       (c) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

       (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement and, to the knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

       (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company, been threatened.

       (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

       (g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

       (h) To the knowledge of the Company, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

       (i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

       (j) The Company has not received notice of the intent of any government body responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and no such investigation is in progress.

       (k) The Company is not, and, to the knowledge of the Company, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company.

       (l) The Company has paid all wages which are due and payable to each employee and each independent contractor.

4.21   INTELLECTUAL PROPERTY

       (a) INTELLECTUAL PROPERTY ASSETS. The term "INTELLECTUAL PROPERTY ASSETS" includes:

(i) all fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including training manuals, software and videos (collectively, "COPYRIGHTS"); and (iv) all know-how, trade secrets, confidential information, customer lists, technical information, data, plans, drawings and blue prints (collectively, "TRADE SECRETS"); owned, used or licensed by the Company as licensee or licensor.

       (b) AGREEMENTS. Section 4.21(b) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound.

       (c) KNOW-HOW NECESSARY FOR THE BUSINESS. The Intellectual Property Assets are all those necessary for the operation of the business of the Company as it is currently conducted. The Company owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, or have the right to use all of the Intellectual Property Assets.

       (d) TRADEMARKS. (i) Section 4.21(d) of Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) the Company owns all right, title and interest in and to the Marks, free and clear of all Encumbrances;
(iii) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance in all material respects with all formal legal requirements and are valid and enforceable; (iv) to the knowledge of the Company, no Mark is infringed or, has been challenged or threatened in any way. To the knowledge of the Company, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark or service mark of any Person.

       (e) COPYRIGHTS. (i) The Company owns all right, title and interest in and to each of the Copyrights, free and clear of all Encumbrances or has the right to use the Copyrights; (ii) all the Copyrights owned by the Company, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company, no Copyright is infringed or has been challenged or threatened in any way; (iv) to the knowledge of the Company, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Person or is a derivative work based on the work of a third Person; and (v) all works encompassed by the Copyrights have been marked with the proper copyright notice.

       (f) TRADE SECRETS. (i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets; and
(ii) the Company has good title and an absolute right to use their Trade Secrets. To the knowledge of the Company, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any material adverse claim or, to the knowledge of the Company, has been challenged or threatened in any way.

4.22   CERTAIN PAYMENTS

       Neither the Company nor any director, officer, agent or employee of the Company, or to the knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any legal requirement, or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

4.23   RELATIONSHIPS WITH RELATED PERSONS

       Except as set forth in Section 4.23 of the Disclosure Schedule, to the knowledge of the Company, no officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any property used in or pertaining to the business of the Company. Except as set forth in Section 4.23 of the Disclosure Schedule, none of the officers, directors or employees of the Company nor any Related Person has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Section
4.23 of the Disclosure Schedule, to the knowledge of the Company, no officer, director or employee of the Company nor any Related Person is a party to any Contract with, or has any claim or right against, the Company, except employment or consulting agreements listed in Section 4.15(a) of the Disclosure Schedule.

4.24   BROKERS OR FINDERS

       Neither the Company nor its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

4.25   DEPOSIT ACCOUNTS

       Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type account, and (d) the name of each person authorized to draw on or have access to each account or box.

4.26   POOLING OF INTERESTS

       To its knowledge, the Company has not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of TKOG to account for the transactions contemplated hereby as a pooling-of-interests for accounting purposes.

4.27   CLIENT RELATIONSHIPS

       To the knowledge of the Company, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any Client (as hereinafter defined) of the Company or a material change in the relationship of the Company with such a Client.

4.28   CONDUCT OF BUSINESS; USE OF NAME

       The business carried on by the Company has been conducted by the Company directly and not through any affiliate of any shareholder, officer, director or employee of the Company or through any other Person. The Company owns and has the exclusive right, title and interest in and to the name "Securify" and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

4.29   RESTRICTIONS ON BUSINESS ACTIVITIES.

       There is no Contract, judgment, injunction, order or decree binding upon the Company or, to the knowledge of the Company, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company (either individually or in the aggregate), any acquisition of property by the Company (either individually or in the aggregate), providing of any service by the Company or the hiring of employees or the conduct of business by the Company (either individually or in the aggregate) as currently conducted or proposed to be conducted.

4.30   OUTSTANDING INDEBTEDNESS

       Section 4.30 of the Disclosure Schedule sets forth as of November 30, 1998 (a) the amount of all indebtedness of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

4.31   CONTRACTORS

       Section 4.31 of the Disclosure Schedule contains a complete and accurate list of the most significant contractors and subcontractors used by the Company.

4.32   CLIENTS

       Section 4.32 of the Disclosure Schedule sets forth a true, complete and correct listing of all existing clients (the "CLIENTS") of the Company.

4.33   PROJECTIONS

       The Company has delivered to TKOG and Buyer certain projections for the Company for 1999 and 2000. Such projections were prepared in good faith by the officers and directors of the Company and the assumptions underlying such projections, taken as whole, are reasonable.

4.34   YEAR 2000 COMPLIANCE

            (a) To the Company's knowledge, all hardware, software, and embedded systems used by the Company, including any hardware, software, and embedded systems used in connection with product and service development, operations and production, financial operations, office and administration operations, human resources functions, and legal and audit functions (the "SYSTEMS") are designed to be used prior to, during, and after the calendar year 2000 ("YEAR 2000"). The Systems operate and will operate and will operate during each such time period without error relating to date data. Without limiting the generality of the foregoing:

                 (i) the Systems will not normally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                 (ii) the Systems have been designated to ensure Year 2000 compatibility, including date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

                 (iii) the Systems are designed to be used prior to, during and after the Year 2000, and the Systems will operate during each such time period without error relating to date data specifically including any error relating to, or the product of, date data which represents or references different centuries;

                 (iv)    the date rollovers will not cause erroneous processing;

                 (v) manipulation of date data will be free of error over the range of dates that the Systems are expected to handle;

                 (vi) explicit century values will be correctly stored and passed across all applicable interfaces (including user interfaces);

                 (vii)   century values will be correctly inferred;

                 (viii) all leap year values will be correctly calculated and processed across all applicable interfaces (including user interfaces); and

                 (ix) all dates will handle the date September 9, 1999, as well as store and pass such date across all interfaces (including user interfaces).

            (b) Section 4.34 of the Disclosure Schedule describes any Year 2000 compliance audit or similar audit conducted by the Company and the identity of any consultants or other persons or entities engaged in connection therewith. The Company has delivered true, correct and complete copies of the reports or results of any such audits to TKOG.

4.35   DISCLOSURE.

       No representation or warranty of the Company in this Agreement as modified by statements in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.     REPRESENTATIONS AND WARRANTIES OF TKOG AND BUYER

       TKOG and Buyer each represents and warrants to the Company as follows:

5.1    ORGANIZATION AND GOOD STANDING

       Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TKOG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Each of TKOG and Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of TKOG and Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on TKOG and its Subsidiaries, taken as a whole.

5.2    AUTHORITY; NO CONFLICT

       (a) TKOG and Buyer each has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which TKOG or Buyer is a party, to consummate the Merger and to perform their respective obligations under this Agreement and the Transaction Documents to which TKOG or Buyer is a party. This Agreement has been duly authorized and approved, executed and delivered by TKOG and Buyer and constitutes the legal, valid and binding obligation of TKOG and Buyer, enforceable against them in accordance with its terms. Upon the execution and delivery by TKOG and Buyer of the Transaction Documents to which TKOG or Buyer is a party, such Transaction Documents will constitute the legal, valid and binding obligations of TKOG and Buyer, enforceable against them in accordance with their respective terms.

       (b) Neither the execution and delivery of this Agreement by TKOG or Buyer nor the consummation or performance by TKOG or Buyer of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

            (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of TKOG or Buyer, (B) any resolution adopted by the board of directors or the shareholders of TKOG or Buyer, (C) any legal requirement or any order to which TKOG or Buyer or any of the assets owned or used by them may be subject, or (D) any Governmental Permit held by TKOG or Buyer;

            (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which TKOG or Buyer is a party or by which their respective assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either TKOG, Buyer or their respective assets are subject; or

            (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by TKOG or Buyer,

except, with respect to clause (i) (C) or (D), (ii) or (iii) of this Section 5.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect on TKOG and its Subsidiaries taken as a whole or would not adversely affect the ability of TKOG or Buyer to consummate the Merger or the other transactions contemplated by this Agreement.

5.3    CAPITALIZATION; TKOG SHARES

       (a) The authorized capital stock of TKOG consists of 1,000,000 shares of preferred stock, $0.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 50,000,000 shares of TKOG Common Stock, of which as of December 30, 1998 19,015,368 shares were issued and outstanding. All of the authorized capital stock of Buyer is owned of record and beneficially by TKOG.

       (b) The TKOG Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time will be validly issued, fully paid and nonassessable.

5.4    FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

       (a) TKOG has delivered to the Company true, correct and complete copies of its Prospectus dated April 30, 1998 as filed with the Commission (the "PROSPECTUS"), the Prospectus dated November 10, 1998, which forms a part of its Registration Statement on Form S-4 (Registration No. 333-66959) (the "S-4 PROSPECTUS"), its Annual Report on Form 10-K for the year ended December 31, 1997 (the "FORM 10-K"), its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "MARCH FORM 10-Q"), its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "JUNE FORM 10-Q"), and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "SEPTEMBER FORM 10-Q," and together with the March Form 10-Q and the June Form 10-Q, the "FORMS 10-Q"). The Prospectus, the S-4 Prospectus, the Form 10-K and the Forms 10-Q (collectively, the "TKOG SEC REPORTS") have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

       (b) The TKOG SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the TKOG SEC Reports, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (c) Each of the TKOG financial statements (including the related notes) included in the

TKOG SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of TKOG as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

5.5    NO MATERIAL ADVERSE CHANGE

       Since November 30, 1998, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of TKOG and its Subsidiaries taken as a whole and no event has occurred or circumstances exist that could reasonably be expected to result in a Material Adverse Effect on TKOG and its Subsidiaries taken as a whole.

5.6    LEGAL PROCEEDINGS

       There is no pending Proceeding against TKOG or Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on TKOG and its Subsidiaries taken as whole. To the knowledge of TKOG, no such Proceeding has been threatened.

5.7    BROKERS OR FINDERS

       Neither TKOG nor Buyer nor any of its officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except for fees that will be paid by TKOG.

5.8    POOLING OF INTERESTS.

       To its knowledge, TKOG has not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of TKOG to account for the transactions contemplated hereby as a pooling-of-interests for accounting purposes.

5.9    DISCLOSURE.

       No representation or warranty of TKOG or Buyer in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

6      COVENANTS

       The Company, TKOG and Buyer hereby covenant and agree as follows:

6.1    NORMAL COURSE

       From the date hereof until the Closing, the Company will: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers; (d) permit TKOG, Buyer, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice; and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

6.2    CONDUCT OF BUSINESS

       Without limiting the provisions of Section 6.1, from the date hereof until the Closing, the Company will not, without the prior written consent of
TKOG:

       (a)  amend or otherwise modify its Organizational Documents;

       (b) except as set forth in Schedule 6.2 and except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Securities, issue or sell or authorize for issuance or sale, or grant any options or make other agreements of the type referred to in Section
4.3 with respect to, any shares of its capital stock or any other of its securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

       (c) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $25,000 (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

       (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

       (e) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of the Company;

       (f) increase the compensation of any of its employees, except for increases in the ordinary course of business, consistent with past practice;

       (g) adopt or (except as otherwise required by law) amend any employee benefit plan or enter into any collective bargaining agreement;

       (h) terminate or modify any material Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

       (i) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

       (j) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

       (k) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

       (l) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in the aggregate in excess of $25,000, except in the ordinary course of business consistent with past practice;

       (m)  cancel, compromise or waive any material debt, claim or right;

       (n) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of or any ownership interest in any other business enterprise;

       (o) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

       (p) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

       (q) institute or settle any Proceeding before any court or governmental body relating to it or its property;

       (r) except in the ordinary course of business consistent with past practice, commit to provide services for an indefinite period or a period of more than six (6 ) months;

       (s) enter into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

       (t) make any new election with respect to Taxes or any change in current elections with respect to Taxes; or

       (u)  enter into any commitment to do any of the foregoing.

6.3    COMPANY SHAREHOLDERS ACTION

       The Company shall solicit written consents of the Company Shareholders as promptly as practicable for the purpose of consenting to the approval of the Merger. The Company shall take all such reasonable action that is necessary or advisable to secure the vote or consent of the Company Shareholders in favor of such approval as soon as practicable and shall not take any action that could reasonably be expected to prevent the vote or consent of shareholders in favor of such approval.

6.4    AGREEMENTS WITH RESPECT TO AFFILIATES

       The Company shall deliver to TKOG, and TKOG shall deliver to the Company, prior to the Effective Time, letters (the "AFFILIATE LETTERS") identifying all Persons who are, at the time of the action by the Company Shareholders or immediately prior to the Effective Time, anticipated to be "Affiliates" of the Company or TKOG, as the case may be for purposes of Rule 145 under the Securities Act ("RULE 145"), or the rules and regulations of the Commission relating to pooling of interests accounting treatment for merger transactions (the "POOLING RULES"). The Company and TKOG shall use their respective reasonable best efforts to cause each Person who is identified as an "affiliate" in the Affiliate Letter to deliver to as promptly as practicable a written agreement (an "AFFILIATE AGREEMENT") in connection with restrictions on Affiliates under Rule 145 and pooling of interests accounting treatment, in form mutually agreeable to the Company and TKOG. TKOG shall be entitled to place appropriate legends on the certificates evidencing any TKOG Common Stock to be received by Company Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for TKOG Common Stock, consistent with the terms of such Affiliate Agreements.

6.5    CERTAIN FILINGS

       The Company shall cooperate with TKOG with respect to all filings with regulatory authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company shall assist TKOG and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which TKOG and Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby.

6.6    CONSENTS AND APPROVALS

        The Company shall use commercially reasonable efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

6.7    BEST EFFORTS TO SATISFY CONDITIONS

       The Company shall use commercially reasonable efforts to cooperate with TKOG for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within their control.

6.8    INTERCOMPANY PAYMENTS

       All loans, payables and other amounts due to or from the Company and its affiliates as listed in Section 6.8 of the Disclosure Schedule shall be paid in full, written off or adjusted to zero balances at or prior to the Closing. Such amounts due may be paid from cash on hand or as may otherwise be available to the Company from existing lines of credit with third party lenders.

6.9    NOTIFICATION OF CERTAIN MATTERS

       The Company shall promptly notify TKOG of (i) the occurrence or non-occurrence of any fact or event of which the Company has knowledge which would be reasonably likely (A) to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect and
(ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company, or the right of TKOG to rely thereon, or the conditions to the obligations of TKOG. The Company shall give prompt notice to TKOG of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

6.10   POOLING ACCOUNTING TREATMENT

       TKOG and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of TKOG and the Company shall use its best efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of TKOG to account for the business combination to be effected by the Merger as a pooling of interests. Neither TKOG nor the Company shall take any action, including the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with TKOG's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

6.11   EMPLOYMENT AGREEMENTS

       The Company shall use its best efforts to cause Taher Elgamal and Dan Kolkowitz to enter into employment agreements with the Company to be effective on the Closing Date. Each employment agreement will be in substantially the form attached as Exhibit 6.11(b) hereto.

6.12   RELATIONSHIP WITH CLIENTS

       The Company shall take all commercially reasonable steps to ensure that a good relationship is maintained with each of its clients between the date of this Agreement and the Closing Date.


7      COVENANTS OF TKOG AND BUYER

       Each of TKOG and Buyer, jointly and severally, hereby covenants and agrees as follows:

7.1    CERTAIN FILINGS

       TKOG and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by TKOG or Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement.

7.2    BEST EFFORTS TO SATISFY CONDITIONS

       Each of TKOG and Buyer agrees to use its best efforts to satisfy the conditions set forth in Sections 8 and 9 that are within their control.

7.3    NOTIFICATION OF CERTAIN MATTERS

       TKOG and Buyer shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which TKOG or Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of Buyer or TKOG contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of Buyer or TKOG in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Buyer or TKOG to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Buyer and TKOG, or the Company's right to rely thereon, or the conditions to the obligations of the Company. TKOG and Buyer shall give prompt notice to the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7.4    REGISTRATION RIGHTS AGREEMENT

       At the Closing, TKOG will enter into the Registration Rights Agreement in substantially the form attached as Exhibit 7.4 hereto.

       7.5  FORM S-8.

       TKOG shall file a registration statement on Form S-8 with respect to the shares of TKOG Common Stock issuable with respect to assumed Company Options as soon as reasonably practicable but no later than thirty (30) days after the Closing Date.

       7.6  NMS LISTING.

       TKOG shall authorize for listing on the Nasdaq National Market the shares of TKOG Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

       7.7  EMPLOYMENT MATTERS.

       From and after the Effective Time, (i) all continuing employees of the Company and all employees of the Company engaged by TKOG shall be eligible for employee benefits generally available to employees of TKOG to substantially the same extent as other employees of TKOG similarly situated and (ii) TKOG shall grant all continuing employees of the Company credit for service (to substantially the same extent as service with TKOG or any subsidiary of TKOG is taken into account with respect to similarly situated employees of TKOG and its subsidiaries) with the Company for determining benefit levels under such employee benefits. Nothing contained in this Agreement shall create or imply any obligation on the part of TKOG, Merger Sub, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

       7.8  DIRECTOR AND OFFICER INDEMNIFICATION.

       From and after the Effective Time, TKOG will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers or indemnification provisions under the Company's Articles of Incorporation or Bylaws existing prior to September 30, 1998 and previously disclosed to TKOG. From and after the Effective Time, such obligations shall be the joint and several obligations of TKOG and the Surviving Corporation and, by executing this Agreement, TKOG hereby assumes such obligations to the extent such assumption would not affect the ability of TKOG to account for the transactions contemplated hereby as a pooling-of-interests for accounting purposes.


8.     CONDITIONS TO OBLIGATIONS OF TKOG AND BUYER

       The obligations of TKOG and Buyer under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

8.1    REPRESENTATIONS AND WARRANTIES

       The representations and warranties of the Company contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

8.2    PERFORMANCE OF COVENANTS

       The Company shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.3    LACK OF ADVERSE CHANGE

       Except as set forth in Section 8.3 of the Disclosure Schedule, since November 30, 1998, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company. For purposes of this condition, the following shall not be considered a Material Adverse Effect: (i) any effect or change occurring as a result of any or any combination of any (A) general economic or financial conditions or (B) other developments that are not unique to such person and its subsidiaries but also affect other persons who participate or are engaged in the lines of business in which such person and its subsidiaries participate or are engaged; or (ii) failure in itself, but not any cause thereof, of a person's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations.

8.4    UPDATE CERTIFICATE

       TKOG and Buyer shall have received favorable certificates, dated the Closing Date, signed by the Company as to the matters set forth in Sections 8.1,
8.2 and 8.3.

8.5    NO GOVERNMENTAL OR OTHER PROCEEDING

       No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect TKOG's or Buyer's ownership or operation of the business of the Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against TKOG, Buyer or the Company or any director or officer of any thereof, as such, that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated hereby or that seeks to limit or otherwise affect TKOG's or Buyer's right to own or operate the business of the Company; and no written advice shall have been received by TKOG, Buyer or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect TKOG's or Buyer's ownership or operation of the business of the Company.

8.6    APPROVALS AND CONSENTS

       All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company, for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect on the Company as a whole.

8.7    OPINION OF COUNSEL

       The Company shall have delivered to TKOG and Buyer an opinion of Gray Cary Ware & Freidenrich LLP, dated the Closing Date and addressed to TKOG and Buyer, as to the matters set forth on Exhibit 8.7 hereto.

8.8    SHAREHOLDER APPROVAL

       This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite consent or vote of the Company Shareholders in accordance with the CGCL.

8.9    ESCROW AGREEMENT

       The Escrow Agreement shall have been duly executed and delivered by the Company and TKOG.

8.10   OPINION OF ACCOUNTANT

       TKOG and Buyer shall have received an opinion of Arthur Andersen LLP, independent certified public accountants, regarding the qualification of the Merger as a pooling of interests for accounting purposes. Such opinion shall be in form and substance reasonably satisfactory to TKOG.

8.11   AFFILIATE AGREEMENTS

       TKOG shall have received from each Person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.

8.12   EMPLOYMENT AGREEMENTS

       The employment agreements referred to in Section 6.11 shall have been executed by Taher Elgamal Dan Kolkowitz.


9.     CONDITIONS TO OBLIGATIONS OF THE COMPANY

       The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

9.1    REPRESENTATIONS AND WARRANTIES

       The representations and warranties of TKOG and Buyer contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

9.2    PERFORMANCE OF COVENANTS

       TKOG and Buyer shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

9.3    UPDATE CERTIFICATE

       The Company shall have received favorable certificates, dated the Closing Date, signed by TKOG and Buyer as to the matters set forth in Sections
9.1 and 9.2.

9.4    NO GOVERNMENTAL OR OTHER PROCEEDING

       No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger; and no written advice shall have been received by TKOG, Buyer or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

9.5    OPINION OF COUNSEL

       TKOG and Buyer shall have delivered to the Company an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to the Company, as to the matters set forth on Exhibit 9.5 hereto.

9.6    SHAREHOLDER APPROVAL

       This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite consent or vote of the Company Shareholders in accordance with the CGCL.

9.7    TRANSACTION DOCUMENTS

       TKOG shall have executed and delivered the Registration Rights Agreement and the

Escrow Agreement.


10.    TERMINATION OF AGREEMENT

       This Agreement may be terminated:

10.1   MUTUAL CONSENT

       At any time prior to the Effective Time, by mutual consent of TKOG, Buyer and the Company.

10.2   TRANSACTION DATE

       By TKOG, Buyer or the Company if the Effective Time shall not have occurred by February 28, 1999, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.

10.3   BREACH

       By TKOG or Buyer if there has been a material misrepresentation by the Company or a material breach on the part of the Company of any of its warranties or covenants set forth herein, or a material failure on the part of the Company to comply with any of its other obligations hereunder; or by the Company if there has been a material misrepresentation by TKOG or Buyer, or a material breach on the part of TKOG or Buyer of any of their warranties or covenants set forth herein, or a material failure on the part of TKOG or Buyer to comply with any of their other obligations hereunder PROVIDED, HOWEVER, that if such breach is curable by the Company within ten (10) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts TKOG may not terminate this Agreement under this
Section 10.3 unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured). No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

11.    INDEMNIFICATION

11.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Disclosure Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on (i) with respect to the representations which are subject to resolution through the audit process, the date which is the earlier of the date of the auditor's report for the first audit of TKOG's financial statements commenced after the Effective Time or the Expiration Date (as defined below), and (ii) with respect to all other representations and warranties, the Expiration Date. For purposes of this Agreement, the "EXPIRATION DATE" shall mean the date which is one year following the Effective Time.

11.2   OBLIGATION OF THE COMPANY TO INDEMNIFY, REIMBURSE, ETC.

       Subject to the provisions of Section 11.4, the Company, its successors and assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless TKOG and Buyer and each of their successors and assigns and each of their respective directors, officers, employees, affiliates, and their respective successors and assigns (each a "TKOG INDEMNITEE") from and against all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company. For purpose of this Agreement, "LOSSES" shall mean any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses), net of (i) any tax benefits, savings or reductions and (ii) any insurance proceeds, in either case which the Indemnified Party actually receives by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.

11.3   OBLIGATION OF TKOG TO INDEMNIFY, REIMBURSE, ETC.

       Subject to the provisions of Section 11.4 hereof, TKOG and Buyer and their respective successors and assigns, jointly and severally, shall indemnify, defend and hold harmless the Company and its successors and assigns and each of its directors, officers, employees, affiliates, and their respective successors and assigns (each a "COMPANY INDEMNITEE") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of TKOG or Buyer.

11.4   LIMITS ON INDEMNIFICATION, REIMBURSEMENT, ETC.

            (a) Absent fraud or willful misconduct of any party (for which there shall be no limitation of liability of any party), no TKOG Indemnitee or the Company Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $100,000 in the aggregate, at which point all such losses, including losses under $100,000 in the aggregate, shall be fully indemnifiable.

            (b) Absent fraud or wilful misconduct, the sole and exclusive remedy and recourse by any TKOG Indemnitee against the Company shareholders (in their capacities as such) for breach of representations, warranties, covenants and agreements in this Agreement, its schedules, exhibits, attachments and related certificates shall be pursuant to the Escrow Agreement. Any recovery of any TKOG Indemnitee against the Company's option holders or shareholders (in their capacities as such) for breach of representations, warranties, covenants and agreements in this Agreement, its schedules, exhibits, attachments and related certificates shall in all events be limited to the Escrow Fund.

11.5 ESCROW ARRANGEMENTS. Concurrent with the Effective Time, the Escrow Amount shall be placed in the Escrow Fund, to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate TKOG and its affiliates for losses incurred by TKOG and its affiliates in connection with breaches of representations, warranties, or covenants contained herein or delivered pursuant hereto. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate at the Expiration Date.

12.    GENERAL PROVISIONS

12.1   EXPENSES

       Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants, provided that the Company's expenses shall not exceed $550,000 in the aggregate.

12.2   PUBLIC ANNOUNCEMENTS

       Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as TKOG determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by TKOG in advance or required by law, the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and TKOG will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated hereby, and representatives of TKOG may at its option be present for any such communication.

12.3   NOTICES

       All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

            (a)   If to TKOG or Buyer:

                  The Kroll-O'Gara Company
                  9113 LeSaint Drive
                  Fairfield, OH  45014
                  Telecopier No.:  (513) 874-1262
                  Telephone No.:  (513) 881-5481
                  Attention:  Abram S. Gordon, Esq.

            With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY  10022
                  Telecopier No.:  (212) 715-8000
                  Telephone No.:  (212) 715-9100
                  Attention:  Peter S. Kolevzon, Esq.

            (b)   If to the Company:

                  Securify Inc.
                  2415-B Charleston Road
                  Mountain View, CA 94043
                  Telecopier No.:  (650) 934-9301
                  Telephone No.:  (650) 934-9303
                  Attention:  Taher Elgamal

            With a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Hamilton Avenue
                  Palo Alto, CA  94301
                  Telecopier No.:  650-328-6561
                  Telephone No.:  650-327-3699
                  Attention:  Thomas W. Furlong, Esq.



12.4   JURISDICTION; SERVICE OF PROCESS

       Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York or the United States District Court for the Southern District of

New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.3.

12.5   FURTHER ASSURANCES

       The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.6   WAIVER

       Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

12.7   ENTIRE AGREEMENT AND MODIFICATION

       This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence among TKOG, Buyer, the Company and any of its shareholders) and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.8   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

       No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that TKOG may assign any of its rights, but not its obligations, under this Agreement to any direct wholly owned Subsidiary of TKOG. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Except as contemplated by Section 7.8 assumption of indemnity obligations, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Section 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

12.9   SEVERABILITY

       If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a ocurt of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

12.10  SECTION HEADINGS, CONSTRUCTION

       The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders,
(iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

12.11  GOVERNING LAW

       This Agreement will be governed by the internal laws of the State of California without regard to principles of conflict of laws.

12.12  COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.13  KNOWLEDGE

       Reference to a party's "knowledge" means (a) in the case of the Company, the actual knowledge of Taher Elgamal or Dan Kolkowitz and (b) in the case of TKOG or Buyer, the actual knowledge of the persons identified in Schedule 12.13.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              THE KROLL-O'GARA COMPANY


                              By
                                 --------------------------------------------
                                    Name: Abram Gordon
                                    Title: Vice President



                              TKOG DELAWARE, INC.


                              By
                                 --------------------------------------------
                                    Name: Abram Gordon
                                    Title: President



                              SECURIFY INC.


                              By
                                 --------------------------------------------
                                    Name:
                                    Title: